TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

FEG DIRECTIONAL ACCESS FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated March 29, 2013

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,
12:00 MIDNIGHT, EASTERN TIME, ON APRIL 26, 2013,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

FEG Directional Access Fund LLC
c/o UMB Fund Services, Inc.
803 W. Michigan Street
Milwaukee, WI 53233

Attention:  Tender Offer Administrator
Phone:  (610) 361-3051
Fax:  (816) 860-3140

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in FEG Directional Access Fund LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ]	The undersigned’s entire limited liability company interest.

[ ]	A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$_______________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:______________

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